Exhibit 99.2

Follows is a slide presentation to be used in connection with the Company's quarterly financial conference call.

PLX Technology and Fox Acquisitions
Q4FY12 Financial Results

April 30, 2012



Forward Looking Statements

Investors are cautioned that forward-looking statements in this presentation, including but not limited to statements regarding demand for Company products, anticipated trends in Company sales, expenses and profits and IDT's expectations for the proposed acquisition of PLX Technology, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow, the completion of the proposed acquisition of PLX Technology the timing of the exchange offer and the subsequent merger with PLX Technology, uncertainties as to how many of PLX Technology's stockholders will tender their shares of common stock in the exchange offer, the risk that competing offers or acquisition proposals will be made, the risk that the exchange offer and the subsequent merger will not close because of a failure to satisfy one or more of the offer closing conditions (including regulatory approvals) and other risk factors detailed in the Company's SEC filings. The Company urges investors to review in detail the risks and uncertainties in the Company's SEC filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended April 3, 2011 and Quarterly Report on Form 10-Q for the quarter ended January 1, 2012. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Additional Info

The exchange offer in connection with the IDT's proposed acquisition of PLX Technology has not yet commenced. This presentation is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will only be made through a prospectus, which is part of a registration statement on Form S-4, as well as a Tender Offer Statement on Schedule TO, which will contain an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer (collectively, the "Exchange Offer Materials"), each to be filed with the U.S. Securities and Exchange Commission (the "SEC") by IDT. In addition, PLX Technology will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the exchange offer. IDT and PLX Technology expect to mail the Exchange Offer Materials, as well as the Schedule 14D-9, to PLX Technology stockholders. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions when they become available because these documents will contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents after they have been filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or PLX Technology, at the SEC's website at www.sec.gov. In addition, such materials will be available from IDT or PLX Technology, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

Additional Info

Neither PLX nor IDT is asking for stockholders to vote or soliciting proxies in connection with the exchange offer transaction at this time. Upon consummation of the offer, PLX and IDT may seek votes or proxies in connection with the proposed back-end merger from holders of PLX shares not tendered in the offer. PLX, IDT and their respective officers and directors therefore may be deemed to be participants in the solicitation of proxies from PLX's stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of PLX is set forth in PLX's Form 10-K/A, Amendment No. 1, in Part III thereof, which was filed with the SEC on April 27, 2012. A description of certain interests of the directors and executive officers of IDT is set forth in IDT's proxy statement for its 2011 annual meeting, which was filed with the SEC on August 1, 2011. To the extent holdings of either company's securities by their respective directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.

Proposed PLX Technology Acquisition



Proposed Acquisition Summary

Acquisition Value:	• $7.00 per PLX share or approximately $330 million aggregate equity value based on the closing stock prices on April 27, 2012
Consideration for Outstanding Shares:	• $3.50 in cash and 0.525 shares of IDT common stock for each PLX common share outstanding • Cash portion to be funded through existing cash balances and debt facility
Transaction Structure:	• Two-step transaction: Exchange offer followed by a merger of an IDT subsidiary into PLX which, if certain conditions are met including the issuance of a tax opinion by PLX's counsel, will be immediately followed by a merger of PLX into an LLC wholly owned by IDT • If second merger occurs, the transaction is intended to result in PLX stockholders being taxed on gain only to the extent of cash received
Estimated Synergies:	• Projected to be in excess of $35 million of estimated annual cost synergies achieved by fiscal year 2014
Accretion:	• Expected to be accretive to non-GAAP earnings by the third quarter of fiscal year 2013 (assuming transaction closes during first quarter of fiscal year 2013)
Closing Conditions:	• Tender in the exchange offer by PLX stockholders of shares representing at least a majority of the outstanding shares of PLX common stock on a fully diluted basis • Other customary closing conditions (including regulatory approval)
Anticipated Closing:	• As early as second quarter of calendar year 2012 (IDT's first fiscal quarter 2013)

IDT

Compelling Strategic Acquisition

- Expands IDT's core serial switching and interface business through PLX's strong serial interface portfolio
- Highly complementary product and technology portfolios enable IDT to deliver comprehensive connectivity solutions for customers
- Accelerates IDT's enterprise computing strategy
- Broadens IDT's systems expertise and capability
- Expands IDT's customer base globally
- Adds excellent technical talent
- Delivers benefits of scale and expanded market presence

Strong Financial Rationale

- Projected to add $100M+ of annual revenue
- Product gross margins comparable to IDT's corporate average
- Expected to be meaningfully accretive to non-GAAP earnings after integration
  - Acquisition expected to be accretive to non-GAAP earnings by the third fiscal quarter of 2013 (see note 1)
  - Projected cost synergies expected to be in excess of $35 million annually beginning in fiscal 2014 (see note 1)
- Increased scale and expected cost savings are anticipated to:
  - lower combined non-GAAP operating expenses,
  - generate significant operating margin expansion and
  - accelerate the timing to achieve IDT's target operating model

Note 1: Anticipated synergy savings based on an assumed closing in the second calendar quarter of 2012

Material Synergies

Projected expense synergies

- Manufacturing efficiencies
- Operational footprint consolidation
- Significant R&D savings (including savings from exiting non-strategic 10 Gigabit Ethernet business)
- Public company expenses and duplicative corporate functions

- Fiscal 2013 pre-tax expense synergies > $15 million (Note 1)
- Expect full realization of expense synergies in fiscal 2014 in excess of $35 million annualized (Note 1)
- One-time restructuring cost of $8M to $12M
- Meaningful tax benefits over time, beginning in fiscal 2013

Tangible and Achievable Expense Synergies

Note 1: Anticipated synergy savings based on an assumed closing in the second calendar quarter of 2012

IDT Accelerates Path to Target Financial Model

Non-GAAP*	FY12 IDT	FY12 Pro Forma IDT with PLX**	Target Model @ 20% Op Margin	Commentary
Revenue	$527M	$640M	$725M	The transaction is projected to add $100M+ of annual revenue
As % of sales				
Gross margin	57%	57%	59%	Product GMs are comparable to IDT's corporate average, with potential upside of additional manufacturing cost synergies
Operating expenses	45%	43%	39%	Synergies anticipated to lower both R&D and SG&A as percent of sales
Operating margin	12%	14%	20%	Anticipated accelerated margin expansion

Compelling for value creation

- Transaction expected to be meaningfully accretive to Non-GAAP earnings after integration
- Anticipate enhanced operating margins, free cash flow and Non-GAAP earnings in year 1
- Projected base run-rate cost synergies in excess of $35 million annually beginning in fiscal 2014
- Expected to be earnings accretive in third quarter of fiscal 2013 and with more significant accretion by fiscal year 2014

* Gross margin, operating expenses and operating margin are Non-GAAP. See IDT's year end fiscal 2012 earnings press release dated April 30, 2012 for reconciliation of Non-GAAP results to the most directly comparable GAAP financial measures

** FY12 Pro Forma IDT with PLX assumes base run-rate synergy savings of $35 million

Fox Electronics Acquisition



Fox Electronics Acquisition

Strategic Rationale

- Fox Electronics is a leading global supplier of frequency control products (FCPs), with an expansive portfolio of quick-turn oscillator products, quartz crystals, voltage-controlled crystal oscillators and other products
- Accelerates adoption of IDT's CrystalFree™ products by enabling the Company to integrate its CrystalFree solid state CMOS and pMEMs oscillators into Fox's existing product portfolio and channel of sale
- Fox's portfolio make IDT the industry's most comprehensive one-stop shop for frequency control products
- XpressO– Fully integrated silicon and quartz quick-turn oscillators with extremely low jitter
- Expands the range of timing solutions IDT can offer its customers

Key Financial Terms

- IDT acquired Fox Electronics, a private closely held company, in an all-cash transaction valued at $30 million; $26 million paid at close
- Fox Electronics had annual revenue of approximately $23 million in calendar 2011 and is profitable

Q4 FY12
Financial Results



Q4 FY12 Financial Results

Year over year	Q4FY12	Q4FY11
Revenue	$119.1 million	$144.7 million
Non-GAAP Net Income*	$7.1 million	$28.4 million
Non-GAAP EPS*	$0.05	$0.19
GAAP Net Income*	$17.4 million	$39.7 million
GAAP EPS*	$0.12	$0.27

Quarter over quarter	Q4FY12	Q3FY12**
Revenue	$119.1 million	$120.0 million
Non-GAAP Net Income*	$7.1 million	$8.5 million
Non-GAAP EPS*	$0.05	$0.06
GAAP Net Income (Loss)*	$17.4 million	$(903) thousand
GAAP EPS (Loss)*	$0.12	$(0.01)

*Continuing operations

** The Company's prior period financial results have been revised to reflect an immaterial correction. During the third quarter of fiscal 2012 the Company identified errors related to its accounting for certain accrued employee retention costs and other . The Company has concluded that the errors were not material to any of its prior period financial statements and has revised its prior financial statements according to SEC guidance related to immaterial corrections.

Revenue*


$ Millions
$160
$120
$80
$40
$0
$144.7
$149.3
$138.3
$120.0
$119.1
Q4FY11
Q1FY12
Q2FY12
Q3FY12
Q4FY12

*Continuing operations

Revenue by End Market*


Consumer
16%
Communications
46%
Computing
38%

Fiscal Q3 2012


Consumer
13%
Communications
47%
Computing
40%

Fiscal Q4 2012

*Continuing operations basis

Cash and Investments



$400
$300
$200
$100
$0
$ Millions
$299.2
$287.2
$320.1
$314.6
$325.5
Q4FY11
Q1FY12
Q2FY12
Q3FY12
Q4FY12